Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 In Process & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended June 30, 2025

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "We are energized that one of our key initiatives, leasing our high-quality west coast portfolio located in key primary markets, produced 1.2 million square feet of office leases signed in the first half of the year. We have a robust pipeline in excess of 2.0 million square feet, and significantly lower expirations going forward. Portfolio stabilization is close, which will enable us to begin to grow office occupancy as we move ahead.

"Importantly, we are continuing to benefit from the ongoing west coast focused investments into AI, as both new companies and industry leaders are adding office space in many of our core markets. Additionally, we are starting to experience positive traction in our studio business as total and stage leased percentages for in-service studios increased to 74.3% and 80.0%, respectively, excluding our studio development Sunset Glenoaks.

"With a capital structure that now provides $1.0 billion of liquidity, along with emerging growth drivers from AI and a media industry that is finally beginning to ramp production, we are poised to capture additional value and drive cash flow. We appreciate that this will take time, but we are confident in our team's ability to strengthen Hudson Pacific's position as a preeminent owner of west coast office and studio real estate."

	Three Months Ended	
Unaudited, in thousands, except share data	**6/30/25**	**6/30/24**
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	75.1 %	78.7 %
In-service % leased	76.2 %	80.0 %
Leases executed (square feet)	558,055	539,531
% change in GAAP rent	4.9 %	2.6 %
% change in cash rent	(1.8)%	(13.3)%
Weighted average lease term (in months)	62.5	107.8
Net effective rent per square foot	$ 48.57	$ 56.78
Studio		
In-service stage % leased(1)	63.6 %	78.1 %
In-service total % leased(1)	63.0 %	76.1 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 190,002	$ 218,000
Net loss attributable to common stockholders	$ (83,149)	$ (47,027)
Net loss per diluted share	$ (0.41)	$ (0.33)
FFO (excluding specified items) per common stock/unit—diluted(2)	$ 0.04	$ 0.17
FFO per common stock/unit—diluted(2)	$ (0.05)	$ 0.16
AFFO per common stock/unit—diluted(2)	$ (0.03)	$ 0.17
AFFO payout ratio(2)	— %	31.0 %
GAAP same-store NOI growth(3)	(14.4)%	(13.2)%
Cash same-store NOI growth(3)	(16.4)%	(11.8)%
Weighted average common stock/units outstanding—diluted	208,411	145,657
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(4)	31.3 %	37.2 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(4)	12.2x	11.3x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.9	3.2
Unsecured revolving credit facility undrawn capacity	$ 775,000	$ 628,000
Unrestricted cash and cash equivalents	$ 236,025	$ 78,458

Note: Definitions for commonly used terms on pages 27-29.

(1) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time this quarter), stage and total leased percentages would have been 80.0% and 74.3%, respectively.
(2) See page 10 for a reconciliation of net loss to FFO and AFFO.
(3) See page 12 for cash NOI reconciliation.
(4) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Financial Results Compared to Second Quarter 2024 • Total revenue of $190.0 million compared to $218.0 million, primarily due to asset sales and lower office occupancy • General and administrative expenses of $13.5 million (excluding $14.3 million of one-time expenses associated with the cancellation of non-cash compensation agreements) compared to $20.7 million • Net loss attributable to common stockholders of $(83.1) million, or $(0.41) per diluted share, compared to net loss of $(47.0) million, or $(0.33) per diluted share, largely attributable to items affecting revenue, as well as accelerated depreciation resulting from Quixote lease terminations and disposal of obsolete fleet • FFO, excluding specified items, of $8.0 million, or $0.04 per diluted share, compared to $24.5 million, or $0.17 per diluted share, mostly attributable to the items affecting revenue. Specified items consisted of the one-time cancellation of non-cash compensation agreements of $14.3 million, or $0.07 per diluted share; one-time expenses associated with early debt repayment of $3.2 million, or $0.02 per diluted share; one-time Quixote cost-cutting expenses of $1.2 million, or $0.01 per diluted share; and transaction-related expenses of $0.5 million, or $0.00 per diluted share. Specified items for the second quarter of 2024 consisted of transaction- related income of $0.1 million, or $0.00 per diluted share; and a one-time derivative fair value adjustment of $1.3 million, or $0.01 per diluted share • FFO of $(11.2) million, or $(0.05) per diluted share, compared to $23.3 million, or $0.16 per diluted share • AFFO of $(6.1) million, or $(0.03) per diluted share, compared to $24.2 million, or $0.17 per diluted share, primarily the result of items affecting FFO along with increased recurring capital expenditures • Same-store cash NOI of $87.1 million, compared to $104.1 million, primarily due to lower office occupancy Leasing • Executed 72 new and renewal leases totaling 558,055 square feet, including: ◦ 77,000-square-foot renewal lease with a cybersecurity company at Metro Center with a 6-year term ◦ 65,000-square-foot new lease with a mining company at Bentall Centre with an approximately 4-year term ◦ 41,000-square-foot renewal and expansion lease with a digital sports company at 11601 Wilshire with an approximately 9-year term ◦ 36,000-square-foot new lease with a gaming company at Bentall Centre with an approximately 13- year term ◦ 32,000-square-foot new lease with a bio-tech company at Page Mill Hill with an approximately 6-year term • GAAP and cash rents increased 4.9% and decreased 1.8%, respectively, from prior levels • In-service office portfolio ended the quarter at 75.1% occupied and 76.2% leased, compared to 75.1% occupied and 76.5% leased in the first quarter this year • In-service studio portfolio and stages were 63.0% and 63.6% leased, respectively, over the trailing 12-months, compared to 73.8% and 78.7% for the same metrics as of the first quarter this year. Excluding studio development Sunset Glenoaks (which contributed to the in-service trailing 12-month results for the first time this quarter), total and stage leased percentages would have increased to 74.3% and 80.0%, respectively Transactions • Sold office property 625 Second in San Francisco for $28.0 million before prorations and closing costs, with net proceeds used to repay amounts outstanding on the unsecured revolving credit facility Balance Sheet as of June 30, 2025 • Repaid all private placement notes (Series B, C, and D) totaling $465.0 million, addressing significant maturities in 2025, 2026 and 2027 • Raised $690.0 million of gross proceeds through a common equity offering with net proceeds used to fully repay the unsecured revolving credit facility and for general corporate purposes Executive Summary (continued) Three Months Ended June 30, 2025 Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended June 30, 2025 Note: Definitions for commonly used terms on pages 27-29. • Secured commitments to increase capacity under the unsecured revolving credit facility by $20.0 million to $795.0 million through December 2026 (including extensions), and to extend $462.0 million of capacity through December 2029 (including extensions) • $1.0 billion of total liquidity comprised of $236.0 million of unrestricted cash and cash equivalents and $775.0 million of undrawn capacity under the unsecured revolving credit facility • $87.4 million, or $22.3 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios • HPP's share of net debt to HPP's share of undepreciated book value was 31.3% with 99.2% of debt fixed or capped with weighted average interest rate of 5.0% and no maturities until December 2025 Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Corporate Information

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific's unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Executive Management:

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Lisa Burelli
Chief People Officer

Harout Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Andy Wattula
Chief Operating Officer

Board of Directors:

Victor J. Coleman
Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc.

Theodore R. Antenucci
President and Chief Officer, Catellus Development Corporation

Jonathan M. Glaser
Managing Member, JMG Capital Management LLC

Robert L. Harris II
Executive Chairman (retired), Acacia Research Corporation

Mark D. Linehan
President and Chief Executive Officer, Wynmark Company

Michael Nash
Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies

Barry Sholem
Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners

Andrea Wong
President (retired), International Production, Sony Pictures Television

Page 6 of 32

Page 7 of 32 Corporate Information (continued) BMO Capital Markets John Kim (212) 885-4115 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Seth Bergey (212) 816-2066 Goldman Sachs Caitlin Burrows (212) 902-4736 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Wells Fargo Securities Blaine Heck (443) 263-6529 Wolfe Research Ally Yaseen (646) 582-9253 Fitch Ratings Peter Siciliano (646) 582-4760 Moody’s Investor Service Ranjini Venkatesan (212) 553-3828 Standard & Poor’s Hannah Gray (646) 784-0134 Equity Research Coverage: Green Street Advisors Dylan Burzinski (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 Mizuho Securities Vikram Malhotra (212) 282-3827 Morgan Stanley Ronald Kamdem (212) 296-8319 Rating Agencies: Corporate Contact: Corporate Headquarters 11601 Wilshire Boulevard Ninth Floor Los Angeles, CA 90025 (310) 445-5700 Website www.hudsonpacificproperties.com Investor Relations Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 6/30/25 12/31/24 (Unaudited) ASSETS Investment in real estate, net $ 6,316,418 $ 6,442,178 Non-real estate property, plant and equipment, net 129,253 127,067 Cash and cash equivalents 236,025 63,256 Restricted cash 31,102 35,921 Accounts receivable, net 13,454 14,505 Straight-line rent receivables, net 204,031 199,748 Deferred leasing costs and intangible assets, net 351,278 327,514 Operating lease right-of-use assets 347,698 370,826 Prepaid expenses and other assets, net 97,479 90,114 Investment in unconsolidated real estate entities 242,785 221,468 Goodwill 156,529 156,529 Assets associated with real estate held for sale — 83,113 TOTAL ASSETS $ 8,126,052 $ 8,132,239 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,690,429 $ 4,176,844 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 222,645 193,861 Operating lease liabilities 358,528 380,004 Intangible liabilities, net 19,790 21,838 Security deposits, prepaid rent and other 83,408 84,708 Liabilities associated with real estate held for sale — 31,117 Total liabilities 4,440,936 4,954,508 Redeemable preferred units of the operating partnership 5,894 9,815 Redeemable non-controlling interest in consolidated real estate entities 48,890 49,279 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized, 17,000,000 shares outstanding at 6/30/25 and 12/31/24 425,000 425,000 Common stock, $0.01 par value, 722,400,000 authorized and 379,150,864 shares outstanding at 6/30/25; 481,600,000 authorized and 141,279,102 shares outstanding at 12/31/24 3,779 1,403 Additional paid-in capital 2,935,476 2,437,484 Accumulated other comprehensive income (loss) 2,160 (8,417) Total HPP stockholders’ equity 3,366,415 2,855,470 Non-controlling interest—members in consolidated real estate entities 153,574 169,452 Non-controlling interest—units in the operating partnership 110,343 93,715 Total equity 3,630,332 3,118,637 TOTAL LIABILITIES AND EQUITY $ 8,126,052 $ 8,132,239

Consolidated Statements of Operations

Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended	
	6/30/25	6/30/24	6/30/25	6/30/24
REVENUES				
Office				
Rental revenues	$ 150,533	$ 172,596	$ 308,926	$ 344,023
Service and other revenues	5,300	3,443	12,118	7,091
Total office revenues	155,833	176,039	321,044	351,114
Studio				
Rental revenues	13,889	14,441	27,541	28,041
Service and other revenues	20,280	27,520	39,876	52,868
Total studio revenues	34,169	41,961	67,417	80,909
Total revenues	**190,002**	**218,000**	**388,461**	**432,023**
OPERATING EXPENSES				
Office operating expenses	71,501	75,304	143,778	148,251
Studio operating expenses	36,552	37,952	77,533	75,061
General and administrative	27,776	20,705	46,259	40,415
Depreciation and amortization	94,751	86,798	187,836	178,652
Total operating expenses	**230,580**	**220,759**	**455,406**	**442,379**
OTHER (EXPENSES) INCOME				
Loss from unconsolidated real estate entities	(205)	(2,481)	(1,459)	(3,224)
Fee income	1,476	1,371	2,835	2,496
Interest expense	(48,137)	(44,159)	(91,642)	(88,248)
Interest income	2,123	579	2,558	1,433
Management services reimbursement income—unconsolidated real estate entities	1,123	1,042	2,098	2,198
Management services expense—unconsolidated real estate entities	(1,123)	(1,042)	(2,098)	(2,198)
Transaction-related expenses	(451)	113	(451)	(2,037)
Unrealized gain (loss) on non-real estate investments	212	(1,045)	(237)	(1,943)
(Loss) gain on sale of real estate, net	(16)	—	10,007	—
Impairment loss	—	—	(18,476)	—
Loss on extinguishment of debt	(1,637)	—	(3,495)	—
Other (expense) income	(93)	1,334	(85)	1,477
Total other expenses	**(46,728)**	**(44,288)**	**(100,445)**	**(90,046)**
Loss before income tax provision	**(87,306)**	**(47,047)**	**(167,390)**	**(100,402)**
Income tax provision	(454)	(510)	(648)	(510)
Net loss	**(87,760)**	**(47,557)**	**(168,038)**	**(100,912)**
Net income attributable to Series A preferred units	(121)	(153)	(267)	(306)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,094)
Net income attributable to participating securities	—	(207)	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	6,675	3,751	14,142	7,920
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	895	961	1,797	2,118
Net loss attributable to common units in the operating partnership	2,209	1,225	4,603	2,454
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (83,149)**	**$ (47,027)**	**$ (157,857)**	**$ (99,229)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	$ (0.41)	$ (0.33)	$ (0.92)	$ (0.70)
Net loss attributable to common stockholders—diluted	$ (0.41)	$ (0.33)	$ (0.92)	$ (0.70)
Weighted average shares of common stock outstanding—basic	202,666	141,181	172,196	141,152
Weighted average shares of common stock outstanding—diluted	202,666	141,181	172,196	141,152

Page 9 of 32

HUDSON PACIFIC PROPERTIES

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/25	6/30/24	6/30/25	6/30/24
Net loss	$ (87,760)	$ (47,557)	$ (168,038)	$ (100,912)
Adjustments:				
Depreciation and amortization—consolidated	94,751	86,798	187,836	178,652
Depreciation and amortization—non-real estate assets	(8,785)	(8,211)	(18,434)	(16,192)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,113	2,006	2,158	3,157
Loss (gain) on sale of real estate, net	16	—	(10,007)	—
Impairment loss—real estate assets	—	—	18,476	—
Unrealized (gain) loss on non-real estate investments	(212)	1,045	237	1,943
FFO attributable to non-controlling interests	(5,152)	(5,576)	(10,005)	(10,996)
FFO attributable to preferred shares and units	(5,168)	(5,200)	(10,361)	(10,400)
FFO to common stock/unit holders	**(11,197)**	**23,305**	**(8,138)**	**45,252**
Specified items impacting FFO:				
Transaction-related expenses	451	(113)	451	2,037
Forfeiture of non-cash compensation agreements	14,280	—	14,280	—
One-time termination of Quixote leases (cost-cutting initiatives)	622	—	6,487	—
Write-off of transportation assets (cost-cutting initiatives)	626	—	626	—
One-time termination of Quixote non-compete agreement (cost-cutting initiatives)	—	—	1,402	—
One-time expenses associated with early repayment of debt	3,213	—	5,071	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	1,310	682	1,310
FFO (excluding specified items) to common stock/unit holders	**$ 7,995**	**$ 24,502**	**$ 20,861**	**$ 48,599**
Weighted average common stock/units outstanding—diluted	208,411	145,657	340,837	145,647
FFO per common stock/unit—diluted	$ (0.05)	$ 0.16	$ (0.02)	$ 0.31
FFO (excluding specified items) per common stock/unit—diluted	$ 0.04	$ 0.17	$ 0.06	$ 0.33

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Six Months Ended	
	6/30/25	6/30/24	6/30/25	6/30/24
FFO (excluding specified items)	$ 7,995	$ 24,502	$ 20,861	$ 48,599
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(3,704)	(118)	(4,375)	1,900
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,788	1,638	3,492	3,304
Non-real estate depreciation and amortization	8,159	8,211	16,406	16,192
Non-cash interest expense	5,065	1,764	9,174	3,610
Share/unit-based compensation expense	3,584	6,889	8,699	13,421
Recurring capital expenditures, tenant improvements and lease commissions	(28,957)	(18,645)	(58,615)	(34,388)
AFFO	**$ (6,070)**	**$ 24,241**	**$ (4,358)**	**$ 52,638**
Weighted average common stock/units outstanding—diluted	208,411	145,657	340,837	145,647
AFFO per common stock/unit—diluted	$ (0.03)	$ 0.17	$ (0.01)	$ 0.36
Dividends paid to common stock/unit holders	$ —	$ 7,508	$ —	$ 15,377
AFFO payout ratio	— %	31.0 %	— %	29.2 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Six Months Ended		
	6/30/25	6/30/24	% Change	6/30/25	6/30/24	% Change
Same-store office statistics						
Number of properties	39	39		39	39	
Square feet	11,895,989	11,895,989		11,895,989	11,895,989	
Average % occupied	73.3 %	77.9 %		74.2 %	77.7 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,205,024	1,205,024		1,205,024	1,205,024	
Average % leased	74.3 %	76.1 %		74.3 %	76.1 %	
Same-store NOI[(1)(2)]						
Office revenues	$ 155,621	$ 168,179	(7.5)%	$ 317,441	$ 334,236	(5.0)%
Office expenses	71,127	71,315	(0.3)	141,529	140,556	0.7
Same-store office NOI	84,494	96,864	(12.8)	175,912	193,680	(9.2)
Studio revenues	15,627	20,286	(23.0)	32,625	39,612	(17.6)
Studio expenses	10,587	12,580	(15.8)	21,582	24,172	(10.7)
Same-store studio NOI	5,040	7,706	(34.6)	11,043	15,440	(28.5)
Total same-store NOI	**$ 89,534**	**$ 104,570**	**(14.4)%**	**$ 186,955**	**$ 209,120**	**(10.6)%**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Six Months Ended		
	6/30/25	6/30/24	% Change	6/30/25	6/30/24	% Change
Same-store NOI (cash basis)[(2)]						
Office cash revenues	$ 152,152	$ 166,762	(8.8)%	$ 313,402	$ 334,792	(6.4)%
Office cash expenses	70,107	70,288	(0.3)	139,485	138,493	0.7
Same-store office NOI (cash basis)	82,045	96,474	(15.0)	173,917	196,299	(11.4)
Studio cash revenues	15,525	20,186	(23.1)	32,729	39,332	(16.8)
Studio cash expenses	10,474	12,540	(16.5)	21,438	24,081	(11.0)
Same-store studio NOI (cash basis)	5,051	7,646	(33.9)	11,291	15,251	(26.0)
Total same-store NOI (cash basis)	**$ 87,096**	**$ 104,120**	**(16.4)%**	**$ 185,208**	**$ 211,550**	**(12.5)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) Beginning this quarter, Metro Center is included within the same-store office properties. Excluding Metro Center, same-store property office NOI % change would have been (12.8)% and (9.7)% for the three months and six months, respectively, same-store NOI % change would have been (14.5)% and (11.2)% for the three and six months, respectively, same-store office NOI (cash basis) would have been (16.6)% and (12.9)% for the three and six months, respectively, and same-store NOI (cash basis) would have been (17.9)% and (13.8)%, respectively.

Page 11 of 32

NOI Detail

Three Months Ended June 30, 2025 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 120,901	$ 9,967	$ 137	$ 3,673	$ 134,678
Cash tenant recoveries	26,013	161	23	(20)	26,177
Straight-line rent	3,837	111	(10)	6	3,944
Amortization of above/below-market leases, net	1,016	—	—	—	1,016
Amortization of lease incentive costs	(1,384)	(9)	—	—	(1,393)
Total rental revenue	150,383	10,230	150	3,659	164,422
Service and other revenues	5,238	5,397	62	14,883	25,580
Total revenue	**155,621**	**15,627**	**212**	**18,542**	**190,002**
OPERATING EXPENSES					
Property operating expenses	70,107	10,474	374	24,893	105,848
Straight-line rent	367	—	—	944	1,311
Share/unit-based compensation expense	12	113	—	118	243
Amortization of above/below-market ground leases, net	641	—	—	10	651
Total operating expenses	**71,127**	**10,587**	**374**	**25,965**	**108,053**
CONSOLIDATED NOI[1]	**$ 84,494**	**$ 5,040**	**$ (162)**	**$ (7,423)**	**$ 81,949**
Add: HPP's share of NOI from unconsolidated real estate entity[2]	—	—	1,936	—	1,936
Less: NOI attributable to non-controlling interests[2]	14,082	2,407	(6)	(408)	16,075
HPP's share of NOI	**$ 70,412**	**$ 2,633**	**$ 1,780**	**$ (7,015)**	**$ 67,810**
Reconciliation to cash NOI					
Consolidated NOI	$ 84,494	$ 5,040	$ (162)	$ (7,423)	$ 81,949
Straight-line rent, net	(3,470)	(111)	10	938	(2,633)
Share/unit-based compensation expense	12	113	—	118	243
Amortization of above/below-market leases, net	(1,016)	—	—	—	(1,016)
Amortization of lease incentive costs	1,384	9	—	—	1,393
Amortization of above/below-market ground leases, net	641	—	—	10	651
CONSOLIDATED CASH NOI	**$ 82,045**	**$ 5,051**	**$ (152)**	**$ (6,357)**	**$ 80,587**
Add: HPP's share of cash NOI from unconsolidated real estate entity[2]	—	—	1,733	—	1,733
Less: Cash NOI attributable to non-controlling interests[2]	14,183	2,372	(6)	(406)	16,143
HPP's share of cash NOI	**$ 67,862**	**$ 2,679**	**$ 1,587**	**$ (5,951)**	**$ 66,177**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

HUDSON PACIFIC PROPERTIES

Debt Summary & Debt Metrics

As of June 30, 2025 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Unsecured revolving credit facility[2]	$ —	$ —	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**1,650,000**	**1,650,000**		
SECURED DEBT				
1918 Eighth	314,300	172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio CMBS[3]	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio CMBS, net	1,069,767	530,767		
Sunset Glenoaks Studios	100,600	50,300	SOFR + 3.10%	1/9/27
Hill7	101,000	55,550	3.38%	11/6/28
Office Portfolio CMBS[4]	473,333	473,333	SOFR + 3.76%	4/9/30
Total secured debt	**2,059,000**	**1,282,815**		
Total unsecured and secured debt	**$ 3,709,000**	**$ 2,932,815**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Bentall Centre[2]	478,199	95,640	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]	95,811	24,481	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 574,010**	**$ 120,121**		

DEBT METRICS

Total unsecured and secured debt	$ 3,709,000
Less: Consolidated cash and cash equivalents and restricted cash	(267,127)
Consolidated debt, net	$ 3,441,873
Less: Partners' share of consolidated unsecured and secured debt	(776,185)
Add: HPP's share of unconsolidated real estate entities' debt	120,121
Add: Partners' share of consolidated cash and cash equivalents and restricted cash	38,208
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents and restricted cash	(3,083)
HPP's share of debt, net	$ 2,820,934
HPP's share of debt, net/HPP's share of undepreciated book value[5]	**31.3 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[5]	11.6x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[5]	**12.2x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of June 30, 2025, we had undrawn capacity of $775.0 million on our unsecured revolving credit facility, $1.4 million on our Bentall Centre loan and $22.3 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) This loan is secured by eight properties: Sunset Gower Studios, Sunset Las Palmas Studios, Sunset Bronson Studios, 6040 Sunset, Harlow, ICON, CUE and EPIC.

(4) This loan is secured by six office properties: Element LA, 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan.

(5) See pages 30-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $1,650,000 54.0% 4.4% 3.3 Secured 1,402,936 46.0 5.7 2.4 Total $3,052,936 100.0% 5.0% 2.9 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,754,822 90.2% 4.8% 2.8 Capped 272,801 9.0 7.2 4.2 Floating 25,313 0.8 9.0 3.2 Total $3,052,936 100.0% 5.0% 2.9 GAAP effective rate 5.2% Debt Maturity Schedule $400,000 $350,000 $500,000 $400,000 $172,865 $530,767 $145,940 $80,031 $473,333 Secured Unsecured 2025 2026 2027 2028 2029 2030 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including benefit of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. (3) The notional amount decreases on a monthly basis to follow the amortization of the underlying debt instrument. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio CMBS, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $95,640 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Office Portfolio CMBS $250,000 4/4/25 4/15/29 3.41% SOFR Interest rate caps Sunset Glenoaks Studios $50,300 8/15/22 1/9/27 4.50% SOFR Office Portfolio CMBS(3) $222,501 4/15/25 4/15/27 3.35% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 41.3% Unsecured indebtedness to unencumbered asset value ≤ 60% 32.4% Adjusted EBITDA to fixed charges ≥ 1.4x 1.5x Secured indebtedness to total asset value ≤ 45% 24.2% Unencumbered NOI to unsecured interest expense ≥ 1.75x 1.9x Unsecured registered senior notes Debt to total assets ≤ 60% 40.5% Total unencumbered assets to unsecured debt ≥ 150% 322.0% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.8x Secured debt to total assets ≤ 40% 23.1% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of June 30, 2025, at which time the operating partnership was in compliance.

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Number of office properties owned	42	43	45	46	46
In-service office square feet	13,420,243	13,420,836	13,550,348	13,684,033	13,858,966
In-service office % leased	76.2 %	76.5 %	78.9 %	80.0 %	80.0 %
In-service office % occupied	75.1 %	75.1 %	78.3 %	79.1 %	78.7 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet[1]	1,448,324	1,446,024	1,452,168	1,452,168	1,232,462
In-service studio % leased[2]	63.0 %	73.8 %	73.8 %	73.8 %	76.1 %

YTD HPP's Share NOI % Office vs. Studio[3]


100.0%
Office
Studio

YTD HPP's Share NOI % by Region


2.7%
13.4%
43.9%
18.0%
22.0%
Silicon Valley
Seattle
Vancouver
San Francisco
Los Angeles

HPP's Share ABR % by Industry[4]


20.0%
32.0%
5.8%
7.0%
8.0%
9.5%
17.7%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services

HPP's Share Tech ABR % by Public/ Private Tenants & Age[5]


8.3%
19.5%
72.2%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time this quarter), the total leased percentage would have increased to 74.3%.
(3) See page 30 for non-GAAP reconciliations.
(4) Includes the in-service population of office and studio properties.
(5) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 68,513,769	$ 34,942,022	$ 70.84
West Los Angeles	2	785,027	94.1	97.6	43,253,694	43,253,694	58.57
Downtown Los Angeles	1	131,701	100.0	100.0	6,359,052	6,359,052	48.28
Subtotal	**8**	**1,883,922**	**97.5**	**99.0**	**118,126,515**	**84,554,768**	**64.29**
San Francisco Bay Area, California							
North San Jose	5	2,665,759	55.5	56.0	69,270,383	69,270,383	46.83
San Francisco	6	2,296,366	65.9	66.1	97,754,185	86,948,142	64.57
Palo Alto	5	905,311	92.7	92.7	69,228,998	69,228,998	82.48
Redwood Shores	4	949,702	71.5	72.1	43,941,605	43,941,605	64.67
Foster City	1	724,136	83.7	87.1	35,417,735	35,417,735	58.42
Santa Clara	1	285,764	87.7	90.7	10,664,898	10,664,898	42.58
Subtotal	**22**	**7,827,038**	**68.6**	**69.3**	**326,277,804**	**315,471,761**	**60.78**
Seattle, Washington							
Denny Triangle	4	1,339,621	77.9	77.9	44,431,060	28,798,261	42.58
Pioneer Square	5	845,408	57.1	57.1	18,317,852	18,317,852	37.92
Subtotal	**9**	**2,185,029**	**69.9**	**69.9**	**62,748,912**	**47,116,113**	**41.11**
Vancouver, British Columbia							
Downtown Vancouver	1	1,524,254	87.9	92.7	41,723,768	8,344,754	31.13
Subtotal	**1**	**1,524,254**	**87.9**	**92.7**	**41,723,768**	**8,344,754**	**31.13**
TOTAL IN-SERVICE OFFICE(1)	**40**	**13,420,243**	**75.1 %**	**76.2 %**	**$ 548,876,999**	**$ 455,487,396**	**$ 54.49**

Note: Definitions for commonly used terms on pages 27-29.
(1) Excludes 245,109 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	500,990	90.7	96.2
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	942,916	56.5	57.7
Gateway	North San Jose	609,298	68.8	68.8
Metro Plaza	North San Jose	479,212	58.7	58.7
Skyport Plaza	North San Jose	418,476	7.1	7.6
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,050,076	42.6	42.6
Rincon Center	San Francisco	530,135	98.6	98.6
Ferry Building	San Francisco	266,402	98.8	99.9
901 Market	San Francisco	204,381	32.4	32.4
875 Howard	San Francisco	188,252	83.9	83.9
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	318,175	98.5	98.5
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	182,562	75.5	75.5
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	96,062	82.7	82.7
Towers at Shore Center	Redwood Shores	334,570	77.9	79.4
Shorebreeze	Redwood Shores	230,931	74.5	74.5
555 Twin Dolphin	Redwood Shores	201,129	68.7	68.7
333 Twin Dolphin	Redwood Shores	183,072	59.3	59.3
Metro Center	Foster City	724,136	83.7	87.1
Techmart	Santa Clara	285,764	87.7	90.7
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	46.9	46.9
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,451	25.9	25.9
505 First	Pioneer Square	291,290	25.5	25.5
83 King	Pioneer Square	186,637	37.9	37.9
450 Alaskan	Pioneer Square	171,594	95.9	95.9
411 First	Pioneer Square	164,274	91.0	91.0
95 Jackson	Pioneer Square	31,613	76.0	76.0
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,524,254	87.9	92.7
TOTAL IN-SERVICE OFFICE		**13,420,243**	**75.1 %**	**76.2 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 39,150,826	8.6%
2	Netflix, Inc.	3	9/30/31	722,305	(2)	26,968,551	5.9
3	Amazon	2	2030-2031	850,964	(3)	24,316,133	5.3
4	Riot Games, Inc.	1	3/31/30	284,037		20,106,092	4.4
5	City and County of San Francisco	2	2033-2067	426,835	(4)	17,576,703	3.9
6	Nutanix, Inc.	1	5/31/30	215,857		12,031,216	2.6
7	Salesforce.com	1	2027-2028	182,378	(5)	10,754,688	2.4
8	Dell EMC Corporation	2	2026-2027	130,021	(6)	9,086,922	2.0
9	Coupa Software Incorporated	1	11/30/33	100,654		7,841,953	1.7
10	PayPal, Inc.	1	7/17/26	131,701	(7)	6,359,052	1.4
11	Weil, Gotshal & Manges LLP	1	8/31/26	76,278		6,280,735	1.4
12	Glu Mobile, Inc.	1	11/30/27	61,381		5,473,367	1.2
13	GitHub, Inc.	1	6/30/30	57,120		5,278,898	1.2
14	Rivian Automotive, LLC	1	4/30/28	55,805		4,980,956	1.1
15	Covington & Burling LLC	1	8/31/28	40,779		4,353,088	1.0
	TOTAL			**3,794,169**		**$200,559,180**	**44.1%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 (early termination right between September 2026-February 2027) and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(4) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 386,556 square feet at 1455 Market on April 30, 2045 and (iii) 706 square feet at Ferry Building on April 30, 2067.

(5) Salesforce.com expirations at Rincon Center: (i) 83,372 square feet on April 30, 2027 and (ii) 99,006 square feet on October 31, 2028. Salesforce.com currently subleases 182,378 feet at Rincon Center to Twilio Inc. and pays us 50% of cash rents received pursuant to the sublease at a current average of $280,000 per month with annual growth thereafter, in addition to contractual base rent.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on January 31, 2027.

(7) PayPal, Inc. has exercised their early termination right at Fourth & Traction for July 2026.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,149	100.0 %	81.2 %	$23,854,975	$ 12,166,037	$ 52.54
Sunset Bronson Studios	Owned	Hollywood	9	310,563	95.4	91.0	12,759,600	6,507,396	45.17
Sunset Las Palmas Studios	Owned	Hollywood	11	335,312	42.6	47.5	6,248,667	3,186,820	39.04
Sunset Glenoaks Studios(1)	Owned	Sun Valley	7	243,300	7.9	6.8	524,434	262,217	30.03
TOTAL IN-SERVICE STUDIO			**39**	**1,448,324** (2)	**63.6 %**	**63.0 %**	**$43,387,676**	**$ 22,122,470**	**$ 47.47**
Quixote Studios	Various	Various	20	468,087	47.4%	40.2%	$11,045,013	$11,045,013	$ 64.64

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Studio Ancillary**	**Pro Supplies**	**Transportation**	**Location**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$10,560	$6,017	N/A	N/A	N/A	$16,577	$12,363	$4,214
Quixote Studios & Services	3,329	4,877	1,954	6,714	718	17,592	24,189	(6,597)
TOTAL	**$13,889**	**$10,894**	**$1,954**	**$6,714**	**$718**	**$34,169**	**$36,552**	**$(2,383)**

Note: Definitions for commonly used terms on pages 27-29.

(1) Trailing 12-month annualized base rent and occupancy results available for the first time this quarter.

(2) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 6/30/25 Six Months Ended 6/30/25 Gross leasing activity New cash rate $41.47 $41.18 Renewal cash rate $54.10 $52.23 New square feet leased 334,955 750,070 Renewal square feet leased 223,100 438,280 Total square feet leased 558,055 1,188,350 Leases expired and terminated Contractual expiration square feet 383,831 1,092,887 Early termination square feet 130,677 321,000 Total square feet expired/terminated 514,508 1,413,887 GAAP rent expiring rate $46.60 $46.20 GAAP rent new/renewal rate $48.90 $48.45 % change in GAAP rent 4.9% 4.9 % Cash rent expiring rate $51.72 $52.19 Cash rent new/renewal rate $50.78 $48.05 % change in cash rent (1.8) % (7.9) % Tenant improvements & leasing commissions (total / annual) New leases $68.37 / $11.08 $79.23 / $7.76 Renewal leases $28.49 / $7.23 $27.76 / $6.05 Blended $51.09 / $9.82 $59.89 / $7.39 Net effective rent New leases $38.29 $40.64 Renewal leases $62.02 $55.47 Blended $48.57 $46.21 Weighted average lease term (in months) New leases 74.1 122.6 Renewal leases 47.3 55.1 Blended 62.5 97.2 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring [(1)]	HPP's Share: Square Footage of Expiring Leases [(1)]	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,979,975	3,806,571					
Q3-2025	45	247,149	213,793	9,283,610	2.0	43.42	9,284,478	43.43
Q4-2025	39	300,067	176,931	9,791,885	2.1	55.34	6,532,782	36.92
Total 2025	84	547,216	390,724	19,075,495	4.1	48.82	15,817,260	40.48
2026	149	987,077	931,437	55,157,645	12.0	59.22	55,596,934	59.69
2027	143	1,182,649	1,041,622	63,127,693	13.7	60.61	66,491,901	63.83
2028	115	1,446,560	1,231,850	87,089,976	18.9	70.70	92,295,032	74.92
2029	78	646,994	512,962	34,224,363	7.4	66.72	38,282,413	74.63
2030	75	1,794,249	1,397,520	79,410,090	17.3	56.82	88,385,158	63.24
2031	38	1,255,941	820,858	50,293,990	10.9	61.27	60,219,026	73.36
2032	12	122,934	85,720	5,390,361	1.2	62.88	6,299,743	73.49
2033	23	620,401	503,652	26,054,254	5.7	51.73	32,643,082	64.81
2034	14	173,289	170,095	7,972,654	1.7	46.87	10,841,065	63.74
Thereafter	34	949,755	671,438	27,545,365	6.0	41.02	43,981,409	65.50
Building management use	59	323,409	281,873	—	—	—	—	—
Signed leases not commenced	21	155,974	95,708	4,923,854	1.1	51.45	6,120,833	63.95
TOTAL/ WEIGHTED AVERAGE	**845**	**14,186,423**	**11,942,030**	**$460,265,740**	**100.0 %**	**$ 56.58**	**$516,973,856**	**$ 63.55**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q3 2025		Q4 2025		Q1 2026		Q2 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	27,481	$ 55.49	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	31,167	59.59	16,581	54.30	3,854	52.50	2,899	— [1]
Seattle, Washington	758	17.00	—	—	—	—	—	—
Vancouver, British Columbia	65,292	28.60	7,942	36.64	—	—	—	—
TOTAL	**124,698**	**$ 42.20**	**24,523**	**$ 48.58**	**3,854**	**$ 52.50**	**2,899**	**$ —**
Backfilled Office Leases								
Los Angeles, California	2,392	$ 66.00	—	$ —	—	$ —	2,287	$ 63.00
San Francisco Bay Area, California	14,816	49.73	—	—	—	—	517	— [1]
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**17,208**	**$ 51.99**	**—**	**$ —**	**—**	**$ —**	**2,804**	**$ 51.38**
Expiring Office Leases[2]								
Los Angeles, California	26,459	$ 51.73	116,392	$ 7.77 [3]	6,252	$ 56.69	51,650	$ 57.18
San Francisco Bay Area, California	156,788	42.92	92,554	57.57	173,473	61.02	141,781	60.04
Seattle, Washington	22,994	40.52	7,613	31.92	51,036	26.55	7,342	4.09
Vancouver, British Columbia	40,908	31.15	83,508	26.92	27,629	28.49	17,613	29.41
TOTAL	**247,149**	**$ 41.69**	**300,067**	**$ 29.07**	**258,390**	**$ 50.63**	**218,386**	**$ 55.01**

	Q3 2026		Q4 2026		Q1 2027		Q2 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases[2]								
Los Angeles, California	136,900	$ 50.28 [4]	1,242	$ 57.29	26,211	$ 73.98	2,783	$ 73.98
San Francisco Bay Area, California	295,398	72.80 [5]	51,128	55.41	176,220	70.64	220,136	65.68 [6]
Seattle, Washington	1,861	41.80	4,872	38.72	46,472	44.58	27,580	37.08
Vancouver, British Columbia	15,816	33.92	3,084	32.26	15,864	29.14	22,425	36.17
TOTAL	**449,975**	**$ 64.45**	**60,326**	**$ 52.92**	**264,767**	**$ 63.91**	**272,924**	**$ 60.45**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Comprised of tenants paying percentage rent in lieu of base rent. (2) Excludes building management offices with various expiration dates. (3) Includes Picture Shop, LLC at 6040 Sunset for 114,958 square feet on September 30, 2025. (4) Includes PayPal, Inc. at Fourth & Traction for 131,701 square feet on July 17, 2026. (5) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026 and Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet on August 31, 2026. (6) Includes Salesforce.com at Rincon Center for 83,372 square feet on April 30, 2027.

In Process & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

IN PROCESS DEVELOPMENT

Under Construction	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 6/30/25[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
New York, New York									
Sunset Pier 94 Studios[5]	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 248,290	$305,000-$325,000	7.7%-8.2%
TOTAL					**232,000**		**$ 248,290**		

Recently Completed	Submarket	Completion Date	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4-2024	Q1-2027	546,000	0.5%	0.6%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 6/30/25[6]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Office/Studio	Hollywood	617,581	$ 29,525
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,930
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[7]	Residential	West Los Angeles	N/A	$ 1,469
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 7,624
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 307,757
TOTAL			**3,233,589**	**$ 354,305**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) Trailing 12-month leased percentage for Sunset Pier 94 Studios will be disclosed one year following completion.
(6) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $177.8 million.
(7) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,644	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,487	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
Sunset Glenoaks Studios	Blackstone	Sun Valley	243,300	50.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	1,974,254	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) With the exception of Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of share/unit-based compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of June 30, 2025 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of June 30, 2025. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of June 30, 2025. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of June 30, 2025. For studio properties, ABR reflects actual base rent for the 12 months ended June 30, 2025, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of June 30, 2025. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended June 30, 2025. For same-store studio properties, represents the average percent leased for the 12 months ended June 30, 2025. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to June 30, 2025, but with commencement dates after June 30, 2025, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents and restricted cash. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes the full amount of debt related to the Hill7, Hollywood Media Portfolio CMBS, 1918 Eighth and Sunset Glenoaks Studios joint ventures. Diluted Shares: Includes an estimate of the total shares and units issuable under our 2023 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of June 30, 2025, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of June 30, 2025, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes HPP’s share of amortization of deferred revenue related to tenant- funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of June 30, 2025, the Company owned 97.5% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of June 30, 2025, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended June 30, 2025. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended June 30, 2025 defined as all properties owned and included in our stabilized office portfolio as of April 1, 2024 and still owned and included in the stabilized office portfolio as of June 30, 2025. Same-store office for the six months ended June 30, 2025 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2024 and still owned and included in the stabilized office portfolio as of June 30, 2025. Since its acquisition as part of a portfolio in the second quarter of 2015, Metro Center has not reached stabilized occupancy (92%) so has never been included in the same-store office portfolio, instead remaining the only office asset within that portfolio still held as a non-same-store, lease-up property. In an effort to simplify our in-service and same-store disclosures, Metro Center will be included within our same-store office properties for both the three and six months ended June 30, 2024 and June 30, 2025. Same-Store Studio: Same-store studio for the three months ended June 30, 2025 defined as all properties owned and included in our stabilized studio portfolio as of April 1, 2024 and still owned and included in the stabilized studio portfolio as of June 30, 2025. Same-store studio for the six months ended June 30, 2025 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2024 and still owned and included in the stabilized studio portfolio as of June 30, 2025. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to June 30, 2025, but with commencement dates after June 30, 2025 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Six Months Ended	
	6/30/25	6/30/24	6/30/25	6/30/24
Net loss	$ (87,760)	$ (47,557)	$ (168,038)	$ (100,912)
Adjustments:				
Loss from unconsolidated real estate entities	205	2,481	1,459	3,224
Fee income	(1,476)	(1,371)	(2,835)	(2,496)
Interest expense	48,137	44,159	91,642	88,248
Interest income	(2,123)	(579)	(2,558)	(1,433)
Management services reimbursement income—unconsolidated real estate entities	(1,123)	(1,042)	(2,098)	(2,198)
Management services expense—unconsolidated real estate entities	1,123	1,042	2,098	2,198
Transaction-related expenses	451	(113)	451	2,037
Unrealized (gain) loss on non-real estate investments	(212)	1,045	237	1,943
Loss (gain) on sale of real estate, net	16	—	(10,007)	—
Impairment loss	—	—	18,476	—
Loss on extinguishment of debt	1,637	—	3,495	—
Other expense (income)	93	(1,334)	85	(1,477)
Income tax provision	454	510	648	510
General and administrative	27,776	20,705	46,259	40,415
Depreciation and amortization	94,751	86,798	187,836	178,652
NOI	**$ 81,949**	**$ 104,744**	**$ 167,150**	**$ 208,711**
Add: HPP's share of NOI from unconsolidated real estate entities	1,936	3,283	3,803	5,805
Less: NOI attributable to non-controlling interests	16,075	17,442	31,497	34,384
HPP's share of NOI	**$ 67,810**	**$ 90,585**	**$ 139,456**	**$ 180,132**
NOI Detail				
Same-store office cash revenues	$ 152,152	$ 166,762	$ 313,402	$ 334,792
Straight-line rent	3,837	531	4,198	(2,687)
Amortization of above/below-market leases, net	1,016	1,147	1,882	2,431
Amortization of lease incentive costs	(1,384)	(261)	(2,041)	(300)
Same-store office revenues	155,621	168,179	317,441	334,236
Same-store studios cash revenues	15,525	20,186	32,729	39,332
Straight-line rent	111	109	(85)	299
Amortization of lease incentive costs	(9)	(9)	(19)	(19)
Same-store studio revenues	15,627	20,286	32,625	39,612
Same-store revenues	**171,248**	**188,465**	**350,066**	**373,848**
Same-store office cash expenses	70,107	70,288	139,485	138,493
Straight-line rent	367	371	739	748
Share/unit-based compensation expense	12	15	24	34
Amortization of above/below-market ground leases, net	641	641	1,281	1,281
Same-store office expenses	71,127	71,315	141,529	140,556
Same-store studio cash expenses	10,474	12,540	21,438	24,081
Share/unit-based compensation expense	113	40	144	91
Same-store studio expenses	10,587	12,580	21,582	24,172
Same-store expenses	**81,714**	**83,895**	**163,111**	**164,728**
Same-store NOI	**89,534**	**104,570**	**186,955**	**209,120**
Non-same-store NOI	**(7,585)**	**174**	**(19,805)**	**(409)**
NOI	**$ 81,949**	**$ 104,744**	**$ 167,150**	**$ 208,711**

Page 30 of 32

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	6/30/25	6/30/24[(1)]
Net loss	$ (87,760)	$ (47,557)
Interest income—consolidated	(2,123)	(579)
Interest expense—consolidated	48,137	44,159
Depreciation and amortization—consolidated	94,751	86,798
EBITDA	53,005	82,821
Unconsolidated real estate entities depreciation and amortization	1,113	2,006
Unconsolidated real estate entities interest expense	886	3,052
EBITDAre	55,004	87,879
Share/unit-based compensation expense	17,887	6,919
Straight-line rent receivables, net	(2,602)	1,147
Non-cash amortization of above/below-market leases, net	(1,017)	(1,283)
Non-cash amortization of above/below-market ground leases, net	651	662
Amortization of lease incentive costs	1,393	361
Transaction-related expenses	451	(113)
Unrealized (gain) loss on non-real estate investments	(212)	1,045
Loss on debt extinguishment	1,637	—
Loss on sale of real estate, net	16	—
Other expense (income)	93	(1,334)
Income tax provision	454	510
Other adjustments related to unconsolidated real estate entities	(134)	(898)
Adjusted EBITDAre	73,621	94,895
One-time termination of Quixote leases (cost-cutting initiatives)	475	—
Adjusted EBITDAre (excluding specified items)	74,096	94,895
Studio cash NOI	831	(4,653)
Office adjusted EBITDAre	74,927	90,242
x Annualization factor	4	4
Annualized office adjusted EBITDAre	299,708	360,968
Trailing 12-month studio cash NOI	(3,376)	(1,389)
Cash adjusted EBTIDAre for selected ratios	**296,332**	**359,579**
Less: Partners' share of cash adjusted EBITDAre	(65,339)	(61,573)
HPP's share of cash adjusted EBITDAre	**$ 230,993**	**$ 298,006**
Total consolidated unsecured and secured debt	3,709,000	4,127,268
Less: Consolidated cash and cash equivalents and restricted cash	(267,127)	(99,940)
Consolidated debt, net	**$ 3,441,873**	**$ 4,027,328**
Less: Partners' share of debt, net	(620,939)	(645,856)
HPP's share of debt, net	**$ 2,820,934**	**$ 3,381,472**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**11.6x**	**11.2x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**12.2x**	**11.3x**

(1) For Q2 2025, we refined our calculation of certain elements of Cash adjusted EBITDAre for selected ratios, HPP's share of cash adjusted EBITDAre, Consolidated debt, net, and HPP's share of debt, net in order to present a more comprehensive measure of performance. As part of this refinement, the calculation now includes the cash NOI of Quixote studios and services, which was previously excluded from the calculation and noted as such in prior period footnotes. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q2 2024. As a result, the amounts reflected for Q2 2024 differ from the amounts previously reported as follows (in thousands): (a) other adjustments to unconsolidated real estate entities decreased by $898, which resulted in a corresponding $898 decrease in Adjusted EBITDAre, Adjusted EBITDAre (excluding specified items) and Office adjusted EBITDAre; (b) Annualized office adjusted EBITDAre decreased by $3,592 and Trailing 12-month studio cash NOI decreased by $27,229, resulting in a corresponding decrease of $30,821 in Cash adjusted EBITDAre for selected ratios and HPP's share of cash adjusted EBITDAre; (c) Consolidated cash and cash equivalents and restricted cash increased by $21,482, resulting in a corresponding $21,482 decrease in Consolidated debt, net; (d) Partners' share of debt, net decreased by $8,934, resulting in a corresponding decrease in HPP's share of debt, net of $12,548; and (e) as a result of the foregoing, the ratio of Consolidated debt, net to cash adjusted EBITDAre for selected ratios increased by 0.8x and the ratio of HPP's share of debt, net to HPP's share of cash adjusted EBITDAre for selected ratios increased by 1.0x.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 6/30/25 6/30/24(1) Total assets $ 8,126,052 $ 8,352,782 Add: Accumulated depreciation 1,959,422 1,824,042 Add: Accumulated amortization 199,071 188,716 Less: Partners’ share of consolidated undepreciated book value (1,405,676) (1,385,536) Less: Investment in unconsolidated real estate entities (242,785) (212,130) Add: HPP’s share of unconsolidated undepreciated book value 371,926 319,210 HPP’s share of undepreciated book value $ 9,008,010 $ 9,087,084 Total consolidated unsecured and secured debt $ 3,709,000 $ 4,127,268 Less: Consolidated cash and cash equivalents and restricted cash (267,127) (99,940) Consolidated debt, net $ 3,441,873 $ 4,027,328 Less: Partners’ share of debt, net (620,939) (645,856) HPP’s share of debt, net $ 2,820,934 $ 3,381,472 HPP’s share of debt, net/HPP’s share of undepreciated book value 31.3% 37.2% (1) For Q2 2025, we refined our calculation of certain elements of Consolidated debt, net, and HPP’s share of debt, net in order to present a more comprehensive measure of performance. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q2 2024. As a result, the amounts reflected for Q2 2024 differ from the amounts previously reported as follows (in thousands): (a) Consolidated cash and cash equivalents and restricted cash increased by $21,482, resulting in a corresponding $21,482 decrease in Consolidated debt, net; (b) Partners’ share of debt, net decreased by $8,934, resulting in a corresponding decrease in HPP’s share of debt, net of $12,548; and (c) as a result of the foregoing, the ratio of HPP’s share of debt, net to HPP’s share of undepreciated book value decreased by 0.1%.